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                                                                     EXHIBIT 4.6

                               SECURITY AGREEMENT
                               ------------------

         This SECURITY AGREEMENT, dated as of October 1, 2001, is made by CONSTELLATION 3D, INC., a corporation organized under the laws of the State of Delaware (the "Company"), with its principal offices located at 230 Park Avenue, Suite 453, New York, New York 10169, and each of the Company's undersigned subsidiaries (the "Subsidiaries"), (the Company and the Subsidiaries are hereinafter sometimes referred to collectively as the "Debtors" or individually as a "Debtor"), in favor of Halifax Fund, L.P, a Cayman Islands limited partnership ("Halifax" or the "Secured Parties") and Halifax Fund, L.P., as collateral agent (the "Collateral Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company and the Halifax are entering into the Exchange Agreement, dated as of the date hereof (the "Exchange Agreement") pursuant to which the Company shall issue to Halifax $5,000,000 aggregate principal amount of its 5% Senior Secured Convertible Debentures (the "Debentures") and its Optional Debenture Warrant (the "Warrant") that entitles Halifax to purchase an additional $5,000,000 aggregate principal amount of Debentures;

         WHEREAS, the Subsidiaries are parties to the Subsidiary Guaranty, dated the date hereof (the "Subsidiary Guarantee") pursuant to which the Subsidiaries guarantee the obligations of the Company under the Exchange Agreement, the Debentures, the Warrant and any Debentures issued in the future upon the exercise of the Warrant;

         WHEREAS, pursuant to the Exchange Agreement, the Company and the Subsidiaries have agreed that all of the Company's obligations under the Exchange Agreement, the Debenture, the Warrant and any Debentures issued upon the exercise of the Warrant, the Registration Rights Agreement between the Company and Halifax dated August 23, 2000 and the Subsidiaries' obligations under the Subsidiary Guarantee (collectively, the "Secured Obligations") be secured by a first priority lien on all of the assets of the Company and of the Subsidiaries pursuant to the terms of this Security Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in order to induce Halifax to enter into the Exchange Agreement, the Debtors hereby agree with the Collateral Agent and the Secured Parties as follows:

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SECTION 1:  DEFINITIONS

     1.1 Definitions. The following words shall have the following meanings when used in this Security Agreement. All terms used herein not otherwise defined in this Security Agreement shall have the meanings attributed to such terms in the Exchange Agreement, and if not defined in the Exchange Agreement, then the New York Uniform Commercial Code, as may be amended from time to time. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

     "Account Debtor" means any person who is or who may become obligated under,
      --------------
with respect to, or on account of an Account.

     "Accounts" means all presently existing and hereafter arising accounts,
      --------
contract rights, and all other forms of obligations owed or owing now or in the future to a Debtor or any joint venture among Debtors, including, without limitation any obligations arising out of the sale or lease of goods or the rendition of services by such persons, or arising out of the sale or lease of goods or the rendition of services by a person other than such persons and acquired by such persons from such person by assignment or purchase, including, without limitation, rights to payment with respect to accounts that are sold or assigned to Debtors, irrespective of whether earned by performance, and any and all credit insurance, guarantees, or security therefor.

     "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as heretofore
      ---------------
and hereinafter amended, and codified as 11 U.S.C. (S)(S) 101 et seq.

     "Debtors' Books" means all of the Debtors' books and records including:
      --------------
ledgers; records indicating, summarizing, or evidencing each Debtor's assets or liabilities, or the Collateral; all information relating to each Debtor's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

     "Collateral" means all of the assets of the Debtors (whether currently
      ----------
owned or hereafter acquired or owned by a Debtor) including, but not limited to, each of the following: the Pledged Securities; Accounts; Debtors' Books; Equipment; General Intangibles; Goods; Inventory; Negotiable Collateral; any money or other assets of the Debtors that hereafter comes into possession, custody or control of the Collateral Agent; and the proceeds and any and all of the products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Equipment, General Intangibles, Goods, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible, real or personal, property resulting from the sale, exchange, collection, rent, lease, license, or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

     "Debt" shall mean for any person: (i) obligations incurred by such person
      ----
for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such person), (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations to pay the deferred purchase price of property or services,

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(iv) obligations as lessee under capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i)-(iv) above

     "Default" shall mean any condition, act or event which, with notice or
      -------
lapse of time or both, would constitute an Event of Default.

     "Equipment" means all machinery, equipment, office machinery, furniture,
      ---------
fixtures, conveyors, tools, materials, storage and handling equipment, computer equipment and hardware including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, automotive equipment, trucks, molds dies, stamps, motor vehicles and other equipment of every kind and nature and wherever situated now or hereafter directly or indirectly owned by the Debtors or in which the Debtors have any interest together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutions for any of the foregoing, wherever located.

     "Event of Default" means and includes any of the Events of Default set
      ----------------
forth in Section 3.

     "General Intangibles" shall mean all "General Intangibles," as such term is
      -------------------
defined in Section 9-106 of the Uniform Commercial Code of the State of New York, now or hereafter directly or indirectly owned by the Debtors, including, without limitation, present and future trade secrets and other proprietary information; trademarks, trade names and trademark applications, service marks, business names, logos and the goodwill of the business relating thereto; copyrights and copyright applications and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); designs; research and development results; patent applications and patents; customer contracts; license agreements related to any of the foregoing and the income therefrom; books, records, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes, and other physical manifestations of the foregoing.

     "Indebtedness" means all amounts due and owing to the Secured Parties
      ------------
pursuant to, and all payment obligations arising under, the Debentures, the Warrant, the Registration Rights Agreement, the Subsidiary Guarantee and the Exchange Agreement together with all reasonable expenses relating to enforcement thereof, including, without limitation, reasonable legal fees.

     "Inventory" means all present and future inventory in which the Debtors or
      ---------
joint ventures thereof have any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such persons' present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

     "Negotiable Collateral" means all of a Debtor's present and future letters
      ---------------------
of credit, notes, drafts, instruments, certificated securities, documents, personal property leases (wherein a Debtor

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is the lessor), chattel paper, and Debtors' Books relating to any of the foregoing.

     "Pledged Securities" means (i) all capital stock of all current and future
      ------------------
Subsidiaries, whether currently issued or issued in the future ("Subsidiary Shares"); (ii) any capital stock or other securities currently owned or received by the Debtors in the future ("Further Securities"); (iii) all other securities which may be delivered to and held by the Collateral Agent in respect of the Further Securities and Subsidiary Shares pursuant to the terms hereof; (iv) all dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed, in respect of, in, for, or upon the exchange or conversion of the securities referred to in clauses (i), (ii) and (iii) above; and (v) all rights and privileges of the Debtors with respect to the Pledged Securities and other properties referred to in clauses (i), (ii),
(iii) and (iv).

     "Registration Rights Agreement" means the Registration Rights Agreement, as
      -----------------------------
defined in the Exchange Agreement.

     "Security Agreement" means this Security Agreement, as this Security
      ------------------
Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Security Agreement from time to time.

     "Secured Obligations" means all of the obligations of the Debtors,
      -------------------
including but not limited to, the Indebtedness, under the Exchange Agreement, the Debentures, the Warrant, any Debentures issued upon the exercise of the Warrant, the Registration Rights Agreement and the Subsidiary Guarantee.

     "subsidiary" means each subsidiary (as defined under U.S. generally
      ----------
accepted accounting principles) of the Debtors.

     "Transaction Documents" means the Exchange Agreement, the Debentures, the
      ---------------------
Warrant, any Debenture issued upon the exercise of the Warrant, the Registration Rights Agreement, the Subsidiary Guarantee and this Security Agreement.

SECTION 2:  GRANT OF SECURITY INTEREST; OBLIGATIONS OF THE DEBTORS

     2.1 Grant of Security Interest. (a) As collateral security for all of the
         --------------------------
Indebtedness, the Debtors hereby grant to the Collateral Agent a continuing first security interest in all currently existing and hereafter acquired or arising Collateral to secure prompt repayment of any and all Indebtedness and to secure prompt performance by the Debtors of each of their respective covenants and duties under the Transaction Documents. The Debtors further agree that the Collateral Agent and the Secured Parties shall have the rights stated in this Security Agreement with respect to the Collateral in addition to all other rights which the Secured Parties may have by law.

         (b) Concurrently with the execution of this Security Agreement, the Company is delivering to the Collateral Agent, certificates representing all of the outstanding Subsidiary Shares, together with all stock powers duly executed in blank. Upon the issuance of any additional Subsidiary Shares, the Company shall immediately deliver such Shares to the Collateral Agent, together with stock powers duly executed in blank and corporate resolutions

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authorizing the transfer of title of such stock to the Secured Parties, the
Collateral Agent or their respective designee or designees upon an Event of Default pursuant to the terms of this Security Agreement.

         (c) Upon receipt of Further Securities by any Debtor, such Debtor shall immediately deliver the certificates representing such securities, together with stock powers duly executed in blank to the Collateral Agent and corporate resolutions of the type described in Section 2.1(b) above.

         (d) A reasonably detailed list of the Collateral existing as of the date hereof is set forth on Schedule A attached hereto. For each item of Collateral, Schedule A provides the location, description and ownership and, for items of Collateral which have a certificate of title, the jurisdiction of such certificates, and for those items of Collateral which are mobile goods (goods that are mobile and generally used in more than one jurisdiction such as motor vehicles, trailers and similar items) the present location of such goods. Schedule A also identifies any liens and encumbrances with respect to any items of Collateral.

     2.2 Representations and Obligations of the Debtors. Each of the Debtors jointly and severally represents, warrants and covenants to the Collateral Agent and the Secured Parties as follows:

         (a) Perfection of Security Interest. Each of the Debtors agrees to execute at any time and from time to time such financing statements and to take whatever other actions are requested by The Collateral Agent to perfect and continue The Collateral Agent's security interest in the Collateral. Upon request of the Collateral Agent, each Debtor will deliver to the Collateral Agent any and all documents evidencing or constituting the Collateral, possession of which is required in order for the Collateral Agent to perfect its security interest therein. Upon request of the Collateral Agent, the Debtors will note Collateral Agent's interest, as the case may be, upon any and all Accounts if not delivered to Collateral Agent for possession by Collateral Agent. The Collateral Agent may at any time and from time to time, and without further authorization from the Debtors, file a carbon, photographic or other reproduction of any financing statement or of this Security Agreement for use as a financing statement. The Debtors will reimburse The Collateral Agent for all reasonable expenses for the perfection and the continuation of the perfection of Collateral Agent's security interest in the Collateral. Each Debtor will promptly notify The Collateral Agent of any change in its name including any change to the assumed business names of such Debtor. This is a continuing Security Agreement and will continue in effect until all of the Indebtedness is paid in full and any other Secured Obligations are satisfied and The Collateral Agent shall release its interest in the Collateral upon the full and final payment and satisfaction of the Indebtedness and other Secured Obligations. If payment is made by a Debtor, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter a Secured Party is forced to remit the amount of that payment to such Debtor's trustee in bankruptcy or to any similar person under any federal, state or foreign bankruptcy law or other law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Security Agreement. If permitted or required under applicable law, the Collateral Agent may file any financing statements with respect to the Collateral without the signatures of the Debtors. Any financing statements may state that the Collateral Agent have a lien in all of the Debtors' assets. The Debtors will make any necessary

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filings and take any other necessary actions to provide a first priority and perfected security interest to the Collateral Agent with respect to any Collateral located outside the United States. The Debtors will also make any filings in the United States Patent and Trademark Office that are necessary to provide a perfected first priority security interest in any Collateral that is intellectual property. Evidence of such filings and action by the Debtors will be provided to the Collateral Agent on a timely basis.

         (b) Power of Attorney. Each Debtor hereby irrevocably makes, constitutes, and appoints the Collateral Agent (and all of such Collateral Agent's general partners, officers, employees, or agents designated by such Collateral Agent) as its true and lawful attorney, with power to: (i) sign such Debtor's name on any of the documents described hereunder or on any other similar documents to be executed, recorded, or filed in order to perfect or continue perfected the Collateral Agent's security interest in the Collateral;
(ii) at any time that an Event of Default has occurred and is continuing, execute, sign and endorse such Debtor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (iii) send requests for verification of Accounts; (iv) at any time that an Event of Default has occurred and is continuing, execute, sign and endorse such Debtor's name on any checks, notices, instruments, acceptances, money orders, drafts, warrants or other item of payment or security that may come into Collateral Agent's possession; (v) at any time that an Event of Default has occurred and is continuing, demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (vi) file any claim or claims or, following an Event of Default, take any action or institute or take part in any proceedings, either in its own name or in the name of such Debtor, or otherwise, which in the discretion of the Collateral Agent may seem to be necessary or advisable; (vii) at any time that an Event of Default has occurred and following acceleration of the Indebtedness, direct the Account Debtors and other persons sending mail to the Debtors to send all mail relating to the Collateral to the Collateral Agent; (viii) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under the Debtors' policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (ix) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which the Collateral Agent determines to be reasonable, and the Collateral Agent may cause to be executed and delivered any documents and releases which the Collateral Agent determines to be necessary. The appointment of the Collateral Agent as such Debtor's attorney, and each and every one of the Collateral Agent's rights and powers, being coupled with an interest, is irrevocable and shall remain in full force and effect until all of the Indebtedness has been fully repaid and performed and the Collateral Agent renounces such appointment.

         (c) No Violation. The execution and delivery of this Security Agreement does not violate any law or agreement governing any Debtor or to which any Debtor is a party, and the Debtors' certificate or articles of incorporation and bylaws or other organizational documents do not prohibit any term or condition of this Security Agreement. The execution and delivery hereof is in the interest of each of the Debtors.

         (d) Enforceability of Collateral. With respect to the Accounts, the Collateral is enforceable in accordance with its terms, is genuine, and complies in all material respects with

                                        6

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applicable laws concerning form, content and manner of preparation and execution, and, to the best of the knowledge of the Debtors, all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.

         (e) Accounts. All Accounts existing as of the date hereof are good and valid Accounts representing an undisputed, bona fide indebtedness incurred by the Account Debtors, and there exists no set-offs or counterclaims against any such Accounts and no agreements under which any deductions or discounts may be claimed with any Account Debtor except as disclosed to the Collateral Agent in writing.

         (f) Removal of Collateral; Transactions Involving Collateral. To the extent the Collateral consists of Accounts, General Intangibles, Negotiable Collateral or Debtors' Books the records and other documents pertaining to the Collateral shall be kept at the principal office of the Debtor that owns such collateral, or at such other locations as are reasonably acceptable to the Collateral Agent. Except as provided below, the Debtors shall keep the non-mobile tangible Collateral at the location(s) at which they are kept specified on Schedule A and shall maintain any certificate of title of any tangible Collateral in the same jurisdiction as indicated on Schedule A. Except for transactions in the ordinary course of business in accordance with past practice or for sales or dispositions on arm's length terms and for fair equivalent value, the Debtors shall not sell, offer to sell, or otherwise transfer, dispose of or encumber any tangible Collateral. Without the prior written consent of the Secured Parties, Debtors shall not sell, offer to sell, or otherwise transfer, dispose of or encumber any intangible Collateral, provided, however the Debtors may sell their interest in Velor Inc., a Delaware corporation, and any other Collateral not related to Debtors' core business of fluorescent disk multimedia technology provided that, at the Secured Parties' option (A) 50% of the proceeds of such sale or other disposition in excess of $1,500,000 are used to prepay the Debentures, or (B) 50% of the proceeds of such sale or other disposition in excess of $1,500,000 are placed in a segregated account in which the Collateral Agent has a perfected first priority security interest. The Debtors shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Security Agreement and Permitted Liens (as set forth in the Exchange Agreement), without the prior written consent of the Secured Parties which may be withheld for any reason in the Secured Parties' sole discretion. Without the prior written consent of the Secured Parties, no Collateral that is located in the United States shall be moved outside of the United States except that Debtors can move tangible Collateral among themselves provided (i) such move is in the ordinary course of business consistent with past business practice, (ii) the Collateral Agent continues to hold a perfected first priority security interest in such Collateral and (iii) as to Collateral transfers to subsidiaries, the transferee subsidiary has executed and provided to the Secured Parties a Guaranty in the form of the Subsidiary Guarantee.

         (g) Title. As of the date hereof, the Debtors hold good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Security Agreement and Permitted Liens. No financing statement or other evidence of a lien or transfer covering any of the Collateral is on file in any public office in any jurisdiction other than those which reflect the security interest created by this Security Agreement or Permitted Liens. The

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Debtors shall defend the Collateral Agent's rights in the Collateral against any and all claims and demands.

         (h) Prepayments. None of the Collateral has been prepaid by any Account Debtor for any Accounts.

         (i) Collateral Schedules and Locations. On a monthly basis, the Debtors shall deliver to the Collateral Agent and the Secured Parties schedules of the Collateral, including such information as the Collateral Agent may require, including without limitation names and addresses of Account Debtors, the location of mobile goods or changes in any certificates of title. The Debtors represent and warrant to the Collateral Agent and Secured Parties that Schedule A is true, accurate and complete in all material respects and shall be updated monthly by the Debtors to reflect any changes thereto.

         (j) Application of Payments Received With Respect to Collateral. Unless an Event of Default has occurred and is continuing, any amounts received by or on behalf of any Debtor with respect to any Account pledged as Collateral hereunder may be used by such Debtor in the ordinary course of its business. Following the occurrence and continuance of an Event of Default, any amounts received by or on behalf of any Debtor with respect to any Account shall be applied in the following order: (i) costs and expenses of the Collateral Agent and Secured Parties incurred in connection with collecting the Indebtedness and enforcing this Agreement; (i) unpaid interest due and owing on the Indebtedness as of such date; and (iii) unpaid principal due and owing with respect to the Indebtedness as of such date.

         (k) Possession and Collection of Accounts. Following an Event of Default and following acceleration of the Indebtedness, the records and documents evidencing the Accounts pledged as Collateral hereunder shall, upon the Collateral Agent's request, be delivered to the Collateral Agent or their agent and held in accordance with the terms of this Security Agreement.

         (l) Maintenance and Inspection of Collateral. The Debtors shall maintain or cause to be maintained all tangible Collateral in good condition and repair except for ordinary wear and tear. The Debtors will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. The Collateral Agent and its designated representatives and agents shall have the right at all reasonable times, upon reasonable advance notice, to examine, inspect, and audit the Collateral wherever located and the books, records or any property which is otherwise used in connection with the Collateral. The Debtors shall immediately notify the Collateral Agent of all material cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events materially adversely affecting the Collateral or the value or the amount of the Collateral.

         (m) Taxes, Assessments and Liens. The Debtors will pay when due all taxes, assessments and liens upon the Collateral, its use or operation and upon the Transaction Documents. A Debtor may withhold any such payment or may elect to contest any lien if such Debtor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as the Collateral Agent's interest in the Collateral is not jeopardized in the Collateral

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Agent's sole reasonable opinion. If any of the Collateral is subjected to a lien which is not discharged or bonded, or the enforcement thereof stayed (in either case without granting any security interests in any of the assets of any Debtor) within fifteen (15) days, the Debtors shall deposit with the Collateral Agent cash, a sufficient corporate surety bond or other security satisfactory to the Collateral Agent (in their discretion) in an amount adequate to provide for the discharge of the lien plus any interest, reasonable costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest the Debtor or Debtors shall defend itself or themselves and the Collateral Agent and shall satisfy any final adverse judgment before enforcement against the Collateral. The Debtors shall name the Collateral Agent as an additional obligee under any surety bond furnished in such contest proceedings.

     (n) Incorporation by Reference. The Debtors hereby restate and affirm all representations, warranties and agreements contained in the other Transaction Documents (as of each date and time such representations and warranties are made under each of the other Transaction Documents), the terms and conditions of which are hereby incorporated herein by reference.

     (o) Compliance With Governmental Requirements. The Debtors shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. The Debtors may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as the Collateral Agent's interest in the Collateral, in the Collateral Agent's sole reasonable opinion, is not jeopardized.

     (p) Insurance. The Debtors shall comply with all insurance requirements and provisions set forth in the Transaction Documents.

     (q) The Debtors' Right to Possession and to Collect Accounts. Except as otherwise provided herein, until the occurrence of an Event of Default or acceleration of Indebtedness, the Debtors may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Security Agreement or the other Transaction Documents, provided that the Debtors' right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by the Collateral Agent is required by law to perfect the Collateral Agent's security interest in such Collateral. At any time an Event of Default exists or following acceleration of Indebtedness, the Collateral Agent may exercise its right to directly collect the Accounts and to notify Account Debtors to make payments directly to the Collateral Agent for application to the Indebtedness, and the Debtors authorize and direct the Account Debtors, if the Collateral Agent exercises such right, to make payments on the Accounts to the Collateral Agent. If the Collateral Agent at any time has possession of any Collateral, whether before or after an Event of Default, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral Agent takes such action for that purpose as the Debtors shall reasonably request or as the Collateral Agent, in the Collateral Agent's sole reasonable discretion, shall deem appropriate under the circumstances, but failure to honor any request by the Debtors shall not of itself be deemed to be a failure to exercise reasonable care. The Collateral Agent shall not be required to take any steps necessary to preserve any rights in the

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Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Collateral. The Collateral Agent shall have the right to direct who shall collect and service the Accounts.

     (r) Transactions with Others. After the occurrence and during the continuation of any Event of Default, the Collateral Agent may (i) extend the time for payment or other performance, (ii) grant a renewal or change in terms or conditions, or (iii) compromise, compound or release any obligation with an Account Obligor as the Collateral Agent deems advisable, without obtaining the prior written consent of the Debtors, and no such act or failure to act shall affect the Collateral Agent's or Secured Parties' rights against the Debtors or the Collateral.

     (s) Expenditures by the Collateral Agent. If not discharged or paid when due, and provided that such items have not been contested as permitted herein, the Collateral Agent may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by the Debtors under this Security Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. The Collateral Agent also may (but shall not be obligated to) pay all reasonable costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by the Collateral Agent for such purposes will then bear interest at the then rate charged under the Debentures from the date incurred or paid by the Collateral Agent to the date of repayment by the Debtors. All such expenses shall become a part of the Indebtedness and, at the Collateral Agent's option, will (i) be payable on demand or (ii) be added to the balance of the Debentures becoming a part of the outstanding principal amount due and payable on the Interest Payment Dates (as defined in the Debentures). This Security Agreement also will secure payment of these amounts. Such right under this subsection shall be in addition to all other rights and remedies to which the Collateral Agent and Secured Parties may be entitled upon the occurrence of an Event of Default.

     (t) Sale or Factoring of Accounts; Release of Accounts. Except with respect to Permitted Liens, or as otherwise expressly permitted herein, the Debtors shall not sell or otherwise transfer or encumber any of the Accounts, or other Collateral without the Secured Parties' written consent. It is expressly agreed that the Secured Parties are under no obligation to grant such a consent and will do so only in its sole and absolute discretion on terms and conditions they deem acceptable in their sole and absolute discretion.

     (u) In the event that in the future, any Accounts or Inventory are held by subsidiaries, affiliates or joint ventures of the Debtors who are not a party to this Agreement, then the Debtors shall cause such entities to grant the Collateral Agent an exclusive first priority lien in such Accounts and Inventory, to cause such entities to enter into security agreements reasonably satisfactory to the Collateral Agent, and to take all actions necessary to perfect such security interests.

     (v) Debt. The Company has no Debt other than Debt created under the Transaction Documents or as disclosed therein. None of the Subsidiaries have any Debt.

            (w) Monthly Compliance Certificate. On the last business day of each calendar month, the Company shall deliver a certificate executed by the Chief Financial Officer of the Company stating that each of the representations made by the Debtors in this Security Agreement are true as of the date of such certificate and no default or Event of Default has occurred under this Security Agreement.

SECTION 3:   EVENTS OF DEFAULT; REMEDIES

     3.1 Events of Default. Each of the following shall constitute an Event of Default under this Security Agreement:

            (a) Event of Default under Debentures. An Event of Default shall have occurred under the Debentures.

            (b) Other Defaults. Failure of any Debtor to comply with or to perform when due or required (after the expiration of any applicable stated cure periods) any term, obligation, covenant or condition contained in this Security Agreement.

            (c) False Statements. Any warranty, representation or statement made or furnished to the Collateral Agent or the Secured Parties by or on behalf of the Debtors under this Security Agreement or any certificate or schedule required thereby, including but not limited to those required by Sections 2.2(i) and (x) hereof, is false or misleading in any material respect, either now or at the time made or furnished.

            (d) Defective Collateralization. This Security Agreement ceases to be in full force and effect (including failure to create a valid and perfected security interest or lien as intended) at any time and for any reason.

            (e) Material Adverse Change. the Collateral Agent shall have determined in good faith (which determination shall be conclusive) that a material adverse change has occurred in the condition, value or operation of a material portion of the Collateral.

     3.2 Rights and Remedies on Default. If an Event of Default occurs and is continuing under this Security Agreement, at any time thereafter, the Collateral Agent and the Secured Parties shall have all the rights of a secured party under the New York Uniform Commercial Code. In addition and without limitation, the Collateral Agent and the Secured Parties may exercise any one or more of the following rights and remedies:

            (a) Accelerate Indebtedness. The Collateral Agent may declare the entire Indebtedness immediately due and payable, without notice.

            (b) Assemble Collateral. The Collateral Agent may require the Debtors to deliver to the Collateral Agent all or any portion of the Collateral and other documents relating to the Collateral. the Collateral Agent may require the Debtors to assemble the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent. The Collateral Agent also shall have full power to enter upon the property of the Debtors to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Security Agreement at the time of repossession, the Debtors agree that the Collateral Agent may take such other goods, provided that the Collateral Agent makes reasonable efforts to return them to the Debtors after repossession.

            (c) Sell the Collateral. The Collateral Agent shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of the Debtors. The Collateral Agent may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the Debtors reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Security Agreement and shall be payable on demand, with interest at the lower of eighteen percent (18%) per annum or the highest rate permitted by law from date of expenditure until repaid.

            (d) Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

            (e) Appoint Receiver. To the extent permitted by applicable law, the Collateral Agent shall have the following rights and remedies regarding the appointment of a receiver: (i) the Collateral Agent may have a receiver appointed as a matter of right, (ii) the receiver may be an employee of the Collateral Agent and may serve without band, and (iii) all fees of the receiver and the receiver's attorney shall become part of the Indebtedness secured by this Security Agreement and shall be payable on demand, with interest at the lower of eighteen percent (18%) per annum or the highest rate permitted by law from date of expenditure until repaid.

            (f) Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, the Debtors irrevocably appoint the Collateral Agent, acting singly, as its attorneys-in-fact to execute endorsements, assignments and instruments in the name of the Debtors as shall be necessary or reasonable.

            (g) Collect Revenues, Apply Accounts. The Collateral Agent, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. The Collateral Agent may at any time in its discretion transfer any Collateral into its own names or that of its nominees and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as the Collateral Agent may determine. The Collateral Agent may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as the Collateral Agent may determine, whether or not the Indebtedness is then due. For these purposes, the Collateral Agent may, on behalf of and in the name of the Debtors, open and dispose of mail addressed to any Debtor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment or storage of any Collateral. To facilitate collection, the Collateral Agent may, notify Account Debtors and obligors on any Collateral to make payments directly to the Collateral Agent.

            (h) Obtain Deficiency. If the Collateral Agent chooses to sell any or all of the Collateral and/or pursue any other remedy available hereunder, under any other agreement, at law or in equity, the Collateral Agent may obtain a judgment against the Debtors for any deficiency remaining on the Indebtedness due to the Secured Parties after application of all amounts received from the exercise of the rights provided in this Security Agreement. The Debtors shall be liable for a deficiency even if the transaction described in this Subsection is a sale of accounts or chattel paper.

            (i) Application of Proceeds. The proceeds of any foreclosure or realization upon the Collateral shall be applied:

                (A) First, to the costs and expenses of collection;

                (B) Second, to overdue interest;

                (C) Third, to the outstanding principal amount of the
            Indebtedness; and

                (D) Fourth, any excess to the Debtors or other party or parties in accordance with applicable law or court order.

            (j) Other Rights and Remedies. The Collateral Agent shall have all the rights and remedies of a secured creditor under the provisions of the New York Uniform Commercial Code, as may be amended from time to time. In addition, the Collateral Agent and the Secured Parties shall have and may exercise any or all rights and remedies they may have available at law, in equity, or otherwise.

      3.3 Cumulative Remedies. All of the Secured Parties' rights and remedies, whether evidenced by this Security Agreement, or the other Transaction Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by the Collateral Agent to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of a Debtor under this Security Agreement, after such Debtor's failure to perform, shall not affect the Collateral Agent's right to declare a default and to exercise their remedies.

SECTION 3A.     PLEDGED SECURITIES

            (a) So long as no Event of Default shall have occurred and be continuing:

          (A) The Debtors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Security Agreement or the Transaction Documents; provided, however, that the Debtors shall not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Securities or any part thereof; and provided further that the Debtors shall give the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

          (B) The Debtors shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledge Securities; provided, however, that any and all

               (i) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledge Securities,

               (ii) dividends and other distributions paid or payable in cash in respect of any Pledge Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Securities shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by the Debtors, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Debtors and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement) and such cash received by the Collateral Agent will be deposited in an account held by the Collateral Agent. The Debtors, promptly upon the request of the Collateral Agent, shall execute such documents and do such acts as may be necessary or desirable in the reasonable judgment of the Collateral Agent to give effect to this clause (B).

          (C) The Debtors shall deliver to the Collateral Agent any distribution consisting of Subsidiary Shares or Further Securities immediately upon receipt, together with executed stock powers and corporate resolutions authorizing the transfer of title of such shares after an Event of Default pursuant to the terms of this Security Agreement.

          (D) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Debtors all such proxies and other instruments as Debtors may reasonably request for the purpose of enabling the Debtors to exercise the voting and other rights that it is entitled to exercise pursuant to clause (A) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to clause (B) above.

          (b)  Upon the occurrence and during the continuance of an Event of
          Default:

               (A) All rights of Debtors (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 3A(a)(A) shall, upon notice to Debtors by the Collateral Agent, cease and (y) to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to Section 3A(a)(B) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledge Securities such dividends, interest payments and other distributions. For the avoidance of doubt, the Collateral Agent is hereby granted an irrevocable proxy coupled with an interest to exercise all voting power with respect to the Subsidiary Shares and/or the Further Securities, effective upon the occurrence of an Event of Default.

               (B) All dividends, interest payments and other distributions that are received by the Debtors contrary to the provisions of clause (A) of this Section 3A(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of Debtors and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

SECTION 3B.    The Collateral Agent's Duties.

          (a) Other than as specified in this Security Agreement and any amendment hereto, the Collateral Agent shall not be required to take or refrain from taking any actions, to exercise or refrain from exercising any rights, or to make or refrain from making any requests unless it shall first receive proper instructions from the Collateral Agent (or their respective successors or assigns).

          (b) The Collateral Agent shall hold all Collateral received by it, and shall make disposition thereof, only in accordance with this Security Agreement or any amendment thereto. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Securities, whether or not the Collateral Agent or any the Collateral Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

          (c) The Collateral Agent shall not be under any duty or obligation to inspect, review or examine any document, instrument, certificate, agreement or other papers to determine that they are enforceable or that they are other than what they purport to be on their face. The Collateral Agent shall hold any Collateral delivered to the Collateral Agent as the agent of the Collateral Agent.

     (d) The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Security Agreement or any amendment hereto or any instructions permitted hereby. The Collateral Agent shall have no obligation with respect to any other matters covered in any other document other than as expressly provided herein, or any amendment hereto. The Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Security Agreement or as set forth in a written amendment to this Security Agreement executed by the parties hereto or their successors or assigns. No representations, warranties, covenants or obligations of the Collateral Agent shall be implied with respect to this Agreement or the Collateral Agent's services hereunder. Without limiting the generality of the foregoing, the Collateral Agent:

         (i) shall use the same degree of care and skill as a reasonably prudent person would use in similar circumstances (without limiting the generality of the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property of like tenor);

         (ii) shall not be obligated to take any legal action hereunder that might in its reasonable judgment involve any expense or liability unless it has been furnished with reasonable indemnity;

         (iii) may rely on and shall be protected in acting in good faith upon any certificate, instrument, opinion, notice, letter, telegram or other document, or any security, delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties;

         (iv) may rely on and shall be protected in acting in good faith upon the written instructions of the Collateral Agent;

         (v) may consult its own independent counsel satisfactory to it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in furtherance of its duties hereunder, in accordance with the opinion of such counsel;

         (vi) may execute any of the powers hereunder or perform any duties hereunder either directly or through agents or attorneys; and

         (vii) will be regarded as making no representation and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any portion of the Collateral, and will not be required to and will not make any representations as to the validity, value or genuineness of any portion of the Collateral.

          (e) Neither the Collateral Agent nor any of its partners, agents or employees, shall be liable for any error in judgment, for any mistake of fact or for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Security Agreement, except for its or their own gross negligence, lack of good faith or willful misconduct. In no event shall the Collateral Agent or its partners, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder in connection herewith even if advised of the possibility of such damages.

          (f) Whenever, in the administration of this Security Agreement, the Collateral Agent reasonably shall deem it necessary that a matter be proved or established prior to taking, suffering or omitting any action under this Security Agreement, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of the Secured Parties, and such certificate shall be full warranty to the Collateral Agent for any action taken, suffered or omitted under the provisions of this Agreement, upon the faith thereof.

SECTION 4:        MISCELLANEOUS PROVISIONS

     4.1 Entire Agreement; Amendments. This Security Agreement, together with the other Transaction Documents, constitute the entire understanding and agreement of the parties as to the matters set forth in this Security Agreement. No alteration of or amendment to this Security Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     4.2   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THE VALIDITY OF THIS
           ------------------------------------------
SECURITY AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREE (1) THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, NEW YORK COUNTY AND THAT THE PARTIES SHALL BE SUBJECT TO THE JURISDICTION OF SUCH COURTS, AND (2) THAT SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE PERSONAL SERVICE. EACH DEBTOR, THE COLLATERAL AGENT AND THE SECURED PARTIES WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 4.2. EACH DEBTOR, THE COLLATERAL AGENT AND THE SECURED PARTIES HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT OR ANY OF THE ACTIONS CONTEMPLATED HEREIN, INCLUDING WITHOUT LIMITATION

CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH DEBTOR, THE COLLATERAL AGENT AND THE SECURED PARTIES REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     4.3 Attorneys' Fees; Expenses. The Debtors agrees to pay, jointly and severally upon demand, all of the Collateral Agent's costs and expenses, including without limitation reasonable attorneys' fees and legal expenses, incurred in connection with the enforcement of this Security Agreement. The Collateral Agent may pay someone else to help enforce this Security Agreement, and the Debtors shall pay the costs and expenses of such enforcement. Costs and expenses include without limitation the Collateral Agent's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, reasonable attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. The Debtors also shall pay all court costs and such additional fees as may be directed by the court.

     4.4 Caption Headings. Caption headings in this Security Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Security Agreement.

     4.5 Notices. All notices required to be given under this Security Agreement shall be given in writing and shall be effective when actually delivered or two
(2) days after being deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given or, if via facsimile, when sent via facsimile transmission to the party to whom the notice is to be given and confirmation of such transmission has been received, at the address and/or facsimile number shown below:

     if to the Collateral Agent

              Halifax Fund, L.P.
              c/o The Palladin Group, L.P.
              195 Maplewood Avenue
              Maplewood, New Jersey  07040
              Telephone: (973) 313-6477
              Facsimile: (973) 313-6491
              Attn: Maurice Hryshko

     With a copy to:

              Kleinberg, Kaplan, Wolff & Cohen, P.C.
              551 Fifth Avenue, 18/th/ Floor
              New York, New York 10176
              Telephone: (212) 986-6000
              Facsimile No: (212) 986-8866

              Attn:  Stephen M. Schultz, Esq.

     if to Halifax:

              Halifax Fund, L.P.
              c/o The Palladin Group, L.P.
              195 Maplewood Avenue
              Maplewood, New Jersey  07040
              Telephone: (973) 313-6477
              Facsimile: (973) 313-6491
              Attn: Maurice Hryshko

     With a copy to:

              Kleinberg, Kaplan, Wolff & Cohen, P.C.
              551 Fifth Avenue, 18/th/ Floor
              New York, New York 10176
              Telephone: (212) 986-6000
              Facsimile No: (212) 986-8866
              Attn: Stephen M. Schultz, Esq.

     If to the Debtors

              Constellation 3D, Inc.
              805 Third Avenue, 14/th/ Floor
              New York, New York  94005
              Telephone: (212) 308-3572
              Facsimile: (212) 308-3573
              Attn: Mr. Craig Weiner

     with a copy to:

              Baker & McKenzie
              1200 Brickell Avenue, 19/th/ Floor
              Miami, Florida 33131
              Telephone: (305) 789-8900
              Facsimile: (305) 789-8953
              Attn: Roy Larson

              ----------------------------------------------------

Any party may change its address for notices under this Security Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, the Debtors agrees to keep the Collateral Agent informed at all times of the Debtors' current addresses.

     4.6 Severability. The parties acknowledge and agree that the Collateral Agent and

Secured Parties are not agents or partners of each other, that all representations, warranties, covenants and agreements of the Collateral Agent and Secured Parties hereunder are several and not joint, that the Collateral Agent and Secured Parties shall not have any responsibility or liability for the representations, warrants, agreements, acts or omissions of the other and that any rights granted to "the Collateral Agent and Secured Parties" hereunder shall be enforceable by each of the Collateral Agent and Secured Parties hereunder. If a court of competent jurisdiction finds any provision of this Security Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken, and all other provisions of this Security Agreement in all other respects shall remain valid and enforceable and such offending provision shall not be affected in any other jurisdiction.

     4.7 Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. The Debtors shall not, however, have the right to assign this Security Agreement without the prior written consent of the Secured Parties which may be withheld for any reason in the Secured Parties' sole discretion.

     4.8 Waiver. the Collateral Agent and Secured Parties shall not be deemed to have waived any rights under this Security Agreement unless such waiver is given in writing and signed by the Collateral Agent and Secured Parties. No delay or omission on the part of the Collateral Agent and Secured Parties in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Collateral Agent and Secured Parties of a provision of this Security Agreement shall not prejudice or constitute a waiver of the Collateral Agent's and Secured Parties' right otherwise to demand strict compliance with that provision or any other provision of this Security Agreement. No prior waiver by the Collateral Agent and Secured Parties, nor any course of dealing between the Collateral Agent and Secured Parties and the Debtors, shall constitute a waiver of any of the Collateral Agent's and Secured Parties' rights or of any of the Debtors' obligations as to any future transactions. Whenever the consent of the Collateral Agent and Secured Parties is required under this Security Agreement, the granting of such consent by the Collateral Agent and Secured Parties in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of the Collateral Agent and Secured Parties.

     4.9 Indemnity. Except to the extent caused directly by the Collateral Agent or a Secured Parties' gross negligence or wilful misconduct, the Debtors agree, jointly and severally, to indemnify, pay and hold the Collateral Agent, each Secured Party and the officers, partners, directors, employees, agents and affiliates thereof (collectively, the "indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any indemnitee, in any manner relating to or arising out of this Security Agreement and any action undertaken or contemplated hereby. This indemnification shall survive the satisfaction and payment of the Indebtedness and termination of this Security Agreement.

     4.10 Subsidiary Liability. Anything herein or in any other to the contrary notwithstanding, the maximum liability of each Subsidiary hereunder and under the other Transaction Documents shall in no event exceed the amount allowed under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 4.11).

     4.11 Right Of Contribution. Each Debtor hereby agrees that to the extent that a Debtor shall have paid more than its proportionate share of any payment made hereunder, such Debtor shall be entitled to seek and receive contribution from and against any other Debtor hereunder which has not paid its proportionate share of such payment. Each Debtor's right of contribution shall be subject to the terms and conditions of Section 4.12. The provisions of this Section 4.11 shall in no respect limit the obligations and liabilities of any Debtor to the Secured Parties, and each Debtor shall remain liable to the Secured Parties for the full amount for which such Debtor is obligated hereunder.

     4.12 No Subrogation. Notwithstanding any payment made by any Debtor hereunder or any set-off or application of funds of any Debtor by the Secured Parties, no Debtor shall be entitled to be subrogated to any of the rights of the Secured Parties against a Debtor or any collateral security or guarantee or right of offset held by the Secured Parties for the payment of the Indebtedness, nor shall any Debtor seek or be entitled to seek any contribution or reimbursement from another Debtor in respect of payments made by such Debtor hereunder, until all amounts owing to the Secured Parties by the Debtors under any Indebtedness Documents are paid in full. If any amount shall be paid to any Debtor on account of such subrogation rights at any time when any such amounts shall not have been paid in full, such amount shall be held by such Debtor in trust for the Secured Parties, segregated from other funds of such Debtor, and shall, forthwith upon receipt by such Debtor, be turned over to the Secured Parties in the exact form received by such Debtor (duly indorsed by such Debtor to the Investor, if required), to be applied against the Indebtedness of the Debtors under the Indebtedness Documents, whether matured or unmatured, in such order as the Secured Parties may determine.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the date first written above.

                                 CONSTELLATION 3D, INC.


                                 By: /s/ Eugene Levich
                                     -----------------
                                 Name:
                                 Title: Chief Executive Officer


                                 VELOR INCORPORATED


                                 By: /s/ Eugene Levich
                                     Name:
                                     Title:


                                 TRIDSTORE IP, L.L.C.


                                 By: /s/ Eugene Levich
                                 Name:
                                 Title:


                                 TRID STORE VOSTOK


                                 By: /s/ Eugene Levich
                                     Name:
                                     Title:


                                 C-TRID ISRAEL LTD


                                 By: /s/ Eugene Levich
                                     Name:
                                     Title:


                                 TRIDSV, INC.

                                      By: /s/ Eugene Levich
                                          Name:
                                          Title:


                                      CONSTELLATION 3D TRUST LLC


                                      By: /s/ Eugene Levich
                                          Name:
                                          Title:

                                 COLLATERAL AGENT

                                 HALIFAX FUND, L.P.

                                 By:      THE PALLADIN GROUP, L.P.
                                          Attorney-in-fact

                                          By: /s/ Maurice Hryshko.
                                          Name:
                                          Title: Counsel


                                 HALIFAX FUND, L.P.

                                 By:      THE PALLADIN GROUP, L.P.
                                          Attorney-in Fact

                                 By:      /s/ Maurice Hryshko
                                          Name:
                                          Title: Counsel

                                   SCHEDULE A

              Identification, Ownership and Location of Collateral
              ----------------------------------------------------


















                             Please see attachments.